UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 10, 2012

American Wagering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 735-0101

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2012, American Wagering, Inc. and its subsidiaries (collectively, the “Company”) entered into an agreement (the “Agreement”) with Victor Salerno, the Company’s President and Chief Executive Officer, to extend the maturity date of the Company’s Line of Credit with Mr. Salerno dated April 21, 2008, as amended by the Change of Terms to Line of Credit dated April 21, 2010 (collectively, the “Line of Credit”).

Pursuant to the Agreement, the maturity date of the Line of Credit was extended from February 1, 2012 to the earlier of August 1, 2012 or the closing of the merger agreement and plan of merger between the Company and William Hill Holdings Limited.  No other terms of the Line of Credit were amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Wagering, Inc.
(Registrant)

Date: April 13, 2012
	By:	/s/ Victor Salerno
Victor Salerno
	Its:	Chief Executive Officer and President